UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  January 1, 2006

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841 2-27612	FPL GROUP, INC. FLORIDA POWER & LIGHT COMPANY 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419 59-0247775

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

The Compensation Committee of FPL Group, Inc. (the "Company"), acting in its capacity as the Committee under the FPL Group, Inc. Amended and Restated Long Term Incentive Plan, approved, effective January 1, 2006, the grant to the Company's executive officers of performance shares for the performance period 1/1/06-12/31/08, as follows:

Performance Share Awards
			Estimated Future Payouts Under Non-Stock Price- Based Plans

Name	Number of Shares (#)	Performance Period Until Payout	Target (#)	Maximum (#)

Lewis Hay, III	58,837	1/1/06-12/31/08	58,837	94,139
James L. Robo	13,460	1/1/06-12/31/08	13,460	21,536
Moray P. Dewhurst	13,127	1/1/06-12/31/08	13,127	21,003
Armando J. Olivera	13,460	1/1/06-12/31/08	13,460	21,536
John A. Stall*	10,324	1/1/06-12/31/08	10,324	16,518

The performance share awards in the preceding table are, under normal circumstances, payable at the end of the performance period indicated. The amount of the payout is determined by multiplying the participant's target number of shares by his average level of attainment, expressed as a percentage, which may not exceed 160%, of his targeted awards under the Annual Incentive Plans for each of the years encompassed by the award period. A description of the 2006 Annual Incentive Plan performance indicators is included in the Current Report on Form 8-K filed by the Company on December 21, 2005. The six other executive officers of the Company were granted an aggregate of 24,661 performance share awards at target, with a maximum aggregate payout to such executive officers of 39,457 performance share awards, with the same performance period as set forth in the table above.

*Mr. Stall is expected to be a "named executive officer" for purposes of the Company's proxy statement for its annual meeting to be held in 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
FLORIDA POWER & LIGHT COMPANY
(Registrants)

Date:  January 5, 2006

EDWARD F. TANCER

Edward F. Tancer Vice President & General Counsel of FPL Group, Inc. Senior Vice President & General Counsel of Florida Power & Light Company